Moody National REIT I, Inc. POS AM

EXHIBIT 10.103

GUARANTY

This GUARANTY (“Guaranty”) is executed as of September 30, 2014, by Moody National REIT I, Inc., a Maryland corporation (“Guarantor”), for the benefit of German American Capital Corporation, a Maryland corporation, its successors or assigns (“Lender”).

A.           Moody National 1 Polito Lyndhurst Holding, LLC, a Delaware limited liability company (“Borrower”), has assumed that certain loan (“Loan”) pursuant to that certain Assumption and Loan Modification Agreement of even date herewith (the “Loan Modification Agreement”), which Loan is evidenced by that certain Fixed Rate Note dated of August 31, 2007, payable to the order of Citigroup Global Markets Realty Corp., a New York corporation (“Original Lender”),in the original principal amount of $34,350,000 (together with all renewals, modifications, increases and extensions thereof, the “Note”), which Loan is (1) secured by the liens and security interests of a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 31, 2007 (as the same has been and may be amended, restated, extended, or otherwise modified from time to time, the “Mortgage”), pursuant to which Moody National CY Lyndhurst H, LLC, a Delaware limited liability company, Moody National Cy Lyndhurst S, LLC, a Delaware limited liability company, and each of the parties listed on Exhibit “A” attached hereto (collectively, “Original Borrower”) granted Original Lender a first lien on the Property (as defined in the Mortgage), and (2) further evidenced, secured or governed by the other Loan Documents (as defined in the Mortgage);

B.           Lender is the current holder of the Note, secured party under the Mortgage and owner of all of the other Loan Documents;

C.           Lender is not willing to enter into the Loan Modification Agreement with Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

D.           Guarantor is the owner of a direct or indirect interest in Borrower, Guarantor is also the owner of a direct or indirect interest in Moody National CY Lyndhurst MT, LLC, a Delaware limited liability company (“Master Tenant”; Master Tenant and Borrower, and each direct or indirect owner of any interest in Borrower and each affiliate is herein referred to as a “Borrower Affiliate”) and Guarantor will directly benefit from Lender’s entering into the Loan Modification Agreement with Borrower.For the purposes of this Guaranty, the term Borrower Affiliate shall not include holders of interest in Guarantor who are not affiliates of Brett Moody.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Separate Borrower thereunder and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1             Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender (and its successors and assigns) the payment and performance of the Guaranteed Obligations (as hereinafter defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary Borrower, and that Guarantor shall fully perform each and every obligation herein.

1.2             Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” shall mean the Debt (as defined in the Note) in the event (i) any petition or proceeding for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by Borrower, or against Borrower by any Borrower Affiliate, or if Borrower or any Borrower Affiliate or their respective agents (at the direction of Borrower or such Borrower Affiliate), affiliates, officers or employees consent to, acquiesce in, arrange or otherwise participate in bringing about the institution of such petition or proceeding against Borrower without Lender’s prior written consent, or (ii) if subsequent to the commencement of any voluntary bankruptcy proceeding with respect to Borrower, any involuntary bankruptcy proceeding is brought by Lender against Borrower or a Borrower Affiliate files any motion contesting the same. Guarantor shall also be liable for, and shall indemnify, defend and hold Lender, its successors and assigns, and their respective shareholders, employees, officers, directors, and agents (each an “Indemnified Party”) harmless from and against any loss, cost, expense, damage, claim or other obligation (including without limitation reasonable attorneys’ fees and court costs) incurred or suffered by Lender (“Lender’s Costs”) arising out of or in connection with the following:

(i)           any fraud or intentional material misrepresentation by Borrower or any Borrower Affiliate in connection with the Loan Documents;

(ii)          any liability of Borrower under that certain the Environmental Liabilities Agreement executed by Original Borrower for the benefit of Original Lender, dated on or about August 31, 2007, including the indemnification provisions contained therein, which was assumed by Borrower pursuant to that certain Assumption of Environmental Indemnity dated as of the date hereof;

(iii)         any application in violation of the Loan Documents by Borrower or any of its Borrower Affiliates of any funds derived from the Property, including security deposits, insurance proceeds and condemnation awards;

(iv)         after the occurrence of an Event of Default or otherwise to the extent the Loan Documents require such application, the failure of Borrower or any of its Borrower Affiliates to apply proceeds of rents (including rents collected in advance) or any other receipts in respect of the leases (lease termination and modification payments and recoveries upon defaulted leases) and other income or funds derived from the Property or any other collateral when received to the costs of maintenance and operation of the Property and to the payment of taxes, lien claims, insurance premiums, monthly payments of principal and interest or escrow payments or other payments due under the Loan Documents;

(v)          if Borrower or any Borrower Affiliates or their respective agents (at the direction of Borrower or any Borrower Affiliate), affiliates, officers or employees contests or in any way interferes with, directly or indirectly, any foreclosure action or sale commenced by Lender or with any other enforcement of Lender’s rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to the Property or any other collateral for the Debt (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise), other than contests brought in good faith;

(vi)         the seizure or forfeiture of the Property, or any portion thereof, or Lender’s interest therein, resulting from criminal wrongdoing by Borrower or any Borrower Affiliate or their respective agents (at the direction of Borrower or such Borrower Affiliate), affiliates, officers or employees;

(vii)        in the event Lender has waived (or Borrower has failed to pay or the Mortgage does not require) the monthly collection for real and personal property taxes, assessments, insurance premiums, or ground rents, then failure by Borrower or any Borrower Affiliate to pay any or all such taxes, assessments, premiums and rents to the extent funds are available to Borrower or any Borrower Affiliate from the Property and Borrower or any Borrower Affiliate have not applied available funds to the Property;

(viii)       material intentional physical waste of the Property caused by the acts or omissions of Borrower or any Borrower Affiliate;

(ix)         any knowing failure by Borrower to insure the Property in accordance with the Loan Documents to the extent funds are available to Borrower or any of any Borrower Affiliate from the Property and Borrower or any Borrower Affiliate has not applied available funds to the Property;

(x)          the removal or disposal of any portion of the Property by Borrower or any Borrower Affiliate after an Event of Default to the extent such Property is not replaced by Borrower with like property of equivalent value, function and design;

(xi)         if there shall occur any material Event of Default by Borrower under the provisions of Section 9 of the Mortgage (entitled “Single Purpose Entity/Separateness”) as amended by the Loan Modification Agreement, other than any breach of Sections 9(d) (with respect to the payment of permitted trade debt only), 9(f), 9(k) and 9(p);

(xii)        if there shall occur any material Event of Default by Borrower under the provisions of Section 12 of the Mortgage (entitled “Transfer or Encumbrance of the Property”) as amended by the Loan Modification Agreement, provided that, the parties hereby agree that Guarantor’s required distributions as a real estate investment trust shall not be deemed a violation of the provisions of Section 12(a) of the Mortgage; and

(xiii)       if, without the Lender’s prior written consent, unless such consent is not required under the Mortgage, Borrower enters into any amendment to, modification of or termination of the Master Lease (as defined in the Mortgage).

The Guaranteed Obligations shall also include, and Guarantor shall be personally liable for and pay to Lender upon demand all fees, costs and expenses, including without limitation reasonable legal fees and expenses, incurred by Lender and its servicers in connection with the enforcement by Lender of any obligations for which Borrower is personally liable under Section 12 of the Note and under the Environmental Liabilities Agreement, and any obligations of Guarantor for which Guarantor is liable hereunder, together with interest accrued on any such unpaid obligations at the Default Rate (as such term is defined in the Note) to the extent the unpaid obligations are not paid in full within ten (10) days of demand therefor.

1.3             Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance, is joint and several (if there is more than one Guarantor with respect to this Guaranty, but not with respect to other guarantors of other Borrowers), and is not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4             Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5             Payment by Guarantor. To the extent Guarantor is obligated or required under this Guaranty to make such payment, if all or any part of the Guaranteed Obligations, as limited by Section 1.2, shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, within ten (10) business days of written demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6             No Duty to Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce such payment by Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations, unless required by applicable law.

1.7             Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (e) the occurrence of any breach by Borrower or Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower, or (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8             Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) business days of written demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this section shall survive the payment and performance of the Guaranteed Obligations.

1.9             Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other action under any debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10          Deferment of Rights of Subrogation, Reimbursement and Contribution.

  (a)          Notwithstanding any payment or payments made by Guarantor hereunder, Guarantor will not assert or exercise any right of Lender or of Guarantor against Borrower to recover the amount of any payment made by Guarantor to Lender by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, and Guarantor shall not have any right of recourse to or any claim against assets or property of Borrower, until ninety-one (91) days after the Loan and all other Obligations of Borrower under the Loan Documents shall have been paid in full and satisfied, all of such rights being herein expressly waived by Guarantor. Guarantor agrees not to seek contribution or indemnity or other recourse from any other guarantor. If any amount shall nevertheless be paid to Guarantor by Borrower prior to payment in full of the Obligations (hereinafter defined), such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Obligations, whether matured or unmatured. The provisions of this section shall survive the termination of this Guaranty, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law.

  (b)          Notwithstanding the provisions of subsection 1.10(a), Guarantor shall have and be entitled to (i) all rights of subrogation otherwise provided by applicable law in respect of any payment it may make or be obligated to make under this Guaranty, and (ii) all claims it would have against Borrower or any other guarantor in the absence of subsection 1.10(a) and to assert and enforce same, in each case on and after, but at no time prior to, the date (the “Subrogation Trigger Date”) which is ninety-one (91) days after the date on which all sums owed to Lender under the Loan Documents (the “Obligations”) have been paid in full, if and only if (x) no Event of Default of the type described in subsections 22(f) or 22(g) of the Mortgage with respect to Borrower exists on the Subrogation Trigger Date, and (y) the existence of Guarantor’s rights under this subsection 1.10(b) would not make Guarantor a creditor (as defined in the Code, as such term is hereinafter defined) of Borrower in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

1.11           Bankruptcy Code Waiver. It is the intention of the parties that Guarantor shall not be deemed to be a “creditor” or “creditors” (as defined in Section 101 of the United States Bankruptcy Code (the “Bankruptcy Code”)) of Borrower, by reason of the existence of this Guaranty, in the event that Borrower or Guarantor, becomes a debtor in any proceeding under the Bankruptcy Code, and in connection herewith, Guarantor hereby waives any such right as a “creditor” under the Bankruptcy Code. This waiver is given to induce Lender to enter into the Loan Modification Agreement and the assumption of the Loan by Borrower. After the Loan is paid in full and there shall be no obligations or liabilities under this Guaranty outstanding, this waiver shall be deemed to be terminated.

1.12           Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

1.13           Obligations Not Secured. This Guaranty is not secured by any of the Loan Documents securing the Loan.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1             Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, Note, Loan Documents, or other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2             Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

2.3             Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4             Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Loan Modification Agreement, the Note or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Loan Modification Agreement, the Note or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5             Release of Borrower. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6             Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7             Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8             Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9             Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10           Intentionally Deleted.

2.11           Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

2.12           Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13           Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Modification Agreement to and to allow Borrower to assume the Loan, Guarantor represents and warrants to Lender as follows:

3.1             Benefit. Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2             Familiarity and Reliance. Guarantor is familiar with the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3             No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4             Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty, Guarantor is solvent, has assets which, fairly valued, exceed its obligations, liabilities and debts and has property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5             Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, deed to secure debt, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6             Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

3.7             Review of Documents. Guarantor has examined the Loan Modification Agreement, the Note and all of the Loan Documents.

3.8             Litigation. Except as otherwise disclosed to Lender, there are no proceedings pending or, so far as Guarantor knows, threatened before any court or administrative agency which, if decided adversely to Guarantor, would materially adversely affect the financial condition of Guarantor or the authority of Guarantor to enter into, or the validity or enforceability of, this Guaranty.

3.9             Tax Returns. Guarantor has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. No claims have been assessed and which remain unpaid with respect to such taxes.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1             Subordination of All Guarantor Claims. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations to the extent the provisions of Section 1.10 hereof are unenforceable.

4.2             Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that portion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3             Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4             Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower, except to the extent permitted under Section 4.1 hereof, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V

FINANCIAL COVENANTS

Guarantor hereby agrees, as a material inducement to Lender to enter into the Loan Modification Agreement with Borrower, to furnish, from time to time to Lender promptly upon demand by Lender current and dated financial statements detailing the assets and liabilities of Guarantor certified by Guarantor, in form and substance reasonably acceptable to Lender. Guarantor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to Guarantor did or will at the time of such delivery fairly and accurately present the financial condition of Guarantor. Guarantor hereby agrees, for the benefit of Lender, through the term of the Loan: (i) Guarantor shall maintain (x) a Net Worth (as defined below), in the aggregate, as determined by Lender in its sole and absolute discretion,of not less than $50,000,000.00 (the “Net Worth Threshold”) and (y) Liquid Assets (as defined below) of not less than $2,500,000.00 (the “Liquid Assets Threshold”);(ii) Guarantor shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction or if such transaction would cause the Net Worth of Guarantor to fall below the Net Worth Threshold or the Liquid Assets of Guarantor to fall below the Liquid Assets Threshold;(iii) Guarantor shall evidence compliance with the Net Worth Threshold and the Liquid Assets Threshold by the preparation and delivery to Lender of financial statements, prepared in accordance with generally accepted accounting principles, consistently applied (“GAAP”) and certified by Guarantor, with such financial statements to be prepared for Guarantor for each calendar quarter commencing on or before eighteen (18) months after the date of this Guaranty(“Guarantor’s First Delivery of Financials”) and delivered to Lender promptly following the end of each subsequent calendar quarter, together with a certificate of compliance from Guarantor; and (iv) Guarantor shall notify Lender within ten (10) days after Guarantor becomes aware that Guarantor has failed to maintain the Net Worth Threshold and/or Liquid Assets Threshold as set forth above. “Net Worth” shall mean, as of a given date, the excess of (i) the aggregate fair saleable value of the assets of Guarantor as of such date determined in accordance with GAAP over (ii) the amount of all liabilities of Guarantor, contingent or otherwise, as of such date, determined in accordance with GAAP.”Liquid Asset” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrances other than banker’s liens, setoff rights and other similar rights of licensed financial institutions with whom accounts are established relating to any of the following: (a) cash or cash equivalents, (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any bank or other financial institution reasonably acceptable to Lender, (c) marketable securities listed on a national or international exchange reasonably acceptable to Lender, marked to market; and (d) obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee),provided that Liquid Assets shall not include any asset that is a part of any of the Property or that is otherwise part of the collateral for the Loan or any setoff rights of institutions with whom accounts are established relating to any securities under subclause (c) above.

ARTICLE VI

MISCELLANEOUS

6.1             Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

6.2             Joint and Several Liability. If Guarantor consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several.

6.3             Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the day such notice is tendered to a nationally recognized overnight delivery service or on the next business day following the third business day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, in either instance, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Guarantor:

Moody National REIT I, Inc.
6363 Woodway, Suite 110
Houston, Texas 77057
Attention:  Brett Moody

Lender:

German American Capital Corporation
c/o Hanover Street Capital
New York, NY 10005
Attn.: Tom Deja, Director-Portfolio Manager

6.4             Governing Law; Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the State in which the real property encumbered by the Mortgage is located and the applicable laws of the United States of America. Guarantor hereby irrevocably submits to the jurisdiction of any court of competent jurisdiction located in the state in which the Property is located in connection with any proceeding out of or relating to this Guaranty. In addition, Guarantor hereby consents to service of process by overnight mail at the address for Guarantor set forth in Section 6.3 above.

6.5             Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.6             Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

6.7             Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives, provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.

6.8             Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.9             Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.10           Defined Terms. Terms used herein but not defined herein shall have the meanings ascribed to them in the Mortgage.

6.11           Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

6.12           Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.13           Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

6.14           Waiver of Right to Trial by Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

EXECUTED as of the day and year first above written.

GUARANTOR:

Moody National REIT I, Inc., a Maryland corporation

By:	/s/ Brett C. Moody
Brett C. Moody, Chief Executive Officer

EXHIBIT “A”

TIC CY LYNDHURST 1, LLC, a Delaware limited liability company
TIC CY LYNDHURST 2, LLC, a Delaware limited liability company
TIC CY LYNDHURST 3, LLC, a Delaware limited liability company
TIC CY LYNDHURST 4, LLC, a Delaware limited liability company
TIC CY LYNDHURST 5, LLC, a Delaware limited liability company
TIC CY LYNDHURST 6, LLC, a Delaware limited liability company
TIC CY LYNDHURST 7, LLC, a Delaware limited liability company
TIC CY LYNDHURST 8, LLC, a Delaware limited liability company
TIC CY LYNDHURST 10, LLC, a Delaware limited liability company
TIC CY LYNDHURST 12, LLC, a Delaware limited liability company
TIC CY LYNDHURST 13, LLC, a Delaware limited liability company